Exhibit 99.1

FOR IMMEDIATE RELEASE

ALR Technologies Partners with Mantra Healthcare Solutions
Inc. for Launch of the ALRT Health-e-Connect System

Atlanta, GA May 5, 2011 – ALR Technologies Inc. (OTCBB: ALRT) announces the signing of a Representation Agreement with Mantra Healthcare Solutions Inc. to market and sell the Health-e-Connect System (“HeC”) effective June 1, 2011.

ALRT is a leader in the emerging field of Chronic Disease Management utilizing in-home, patient focused technology. The Company developed HeC, a web-based patient monitoring system to help optimize therapeutic benefits of care plans for patients with chronic diseases such as diabetes by improving compliance, communication and feedback.

Mantra Healthcare Solutions’ team brings more than 40 years of executive experience in providing cutting edge solutions to physicians, hospitals and their patients for diabetic care. They established a successful record in marketing and implementing care programs into the managed care, federal markets, hospital and primary care arenas. The key to Mantra Healthcare Solutions’ accomplishments is the group’s ability to set up sustainable use of the programs, with patients consistently adhering to the plans and the healthcare providers taking the appropriate actions to ensure compliance and modify treatments to optimize results.

Sidney Chan, Chairman and CEO of ALRT, said, “Mantra Healthcare Solutions’ ability of establishing sustainable use will be key to the successful launch of HeC. Their proven track record and extensive relationships in the various health arenas will pave the way for accelerated penetration of HeC into the emerging market of in-home patient-focused chronic disease management.”

“In a clinical trial using HeC as the platform for intensive blood glucose control, average A1c of the participants was reduced from 8.8% to 7.6% over a six month period. HeC is an effective and affordable platform for intensive blood glucose control,” commented the President of Mantra Healthcare Solutions. “As pay for performance programs are being implemented by Medicare and private insurers, HeC provides a necessary tool needed by hospitals and doctors to efficiently manage their patients to improve outcomes and maximize reimbursements.”

About ALR Technologies Inc.

ALRT Health-e-Connect (HeC) System is the principal product of the Company. HeC is a web based application for medical professionals to improve compliance and adherence of care plans of patients in their homes. HeC is programmed to assist healthcare providers caring for diabetes patients. The platform will be expanded to cover patients with other chronic diseases. More information on ALR Technologies and its products can be found at http://www.alrt.com.

Public Relations: (678) 881-0002 Ext. 704                                                                                      e-mail: contact@alrt.com

About Mantra Healthcare Solutions

Mantra Healthcare Solutions specializes in the product launch and market development efforts of leading-edge Chronic Disease Management tools and care regimens.

Contact: Charles H. Bradshaw (865) 851-1154                                                                              e-mail: contact@mantra.com

This release contains certain “forward-looking statements” relating to ALR Technologies’ business, and these statements reflect the current views of ALR Technologies with respect to future events and are subject to certain risks, uncertainties and assumptions. When used, the words “estimate”, “expect”, “anticipate”, “believe” and similar expressions are intended to identify such forward-looking statements. There are many factors that could cause the actual results, performance or achievements of ALR Technologies and its products to be materially different from any future results, performances or achievements that may be expressed or implied by such forward-looking statements. Further management discussions of risks and uncertainties can be found in the company’s quarterly filings with the Securities Exchange Commission.